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                                                                    EXHIBIT 4(b)



          FIRST SUPPLEMENTAL INDENTURE dated as of May 15, 1996, to the Indenture dated as of June 1, 1986 (hereinafter the 'Original Indenture'), between WARNER-LAMBERT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the 'Company'), and THE BANK OF NEW YORK, formerly Irving Trust Company, a corporation duly organized and existing under the laws of the State of New York (hereinafter referred to as the 'Trustee').



     WHEREAS the Company and the Trustee entered into the Original Indenture providing for the creation, execution, authentication and delivery of certain Securities of the Company;



     WHEREAS the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Original Indenture, by amending and adding certain provisions thereof, to permit the Company to require, if it shall so elect, that the Securities of any series be issued, in whole or part, in the form of one or more Global Securities;



     WHEREAS Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Original Indenture for the purpose, inter alia, of making such other provisions as shall not adversely affect the interests of any holders of outstanding Securities.



     WHEREAS the Company and the Trustee are desirous of entering into this First Supplemental Indenture for the purposes set forth in Section 901 of the Original Indenture as referred to above; and



     WHEREAS all acts and things necessary to constitute this First Supplemental Indenture a valid, binding and legal instrument of the Company have been done and performed by the Company, and the execution and delivery of this First Supplemental Indenture have in all respects been duly authorized by the Company, and the Company, in the exercise of legal right and power in it vested, executes this First Supplemental Indenture.



     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:



     For and in consideration of the premises and the covenants herein contained and the purchase and acceptance of the Securities issued hereunder by the Holders thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:



                                   ARTICLE I
                                  DEFINITIONS



     Except as otherwise defined in or amended by this First Supplemental Indenture, the capitalized words and terms used herein shall have the respective meanings set forth in the Original Indenture.



                                   ARTICLE II
                    MODIFICATIONS OF THE ORIGINAL INDENTURE



     A. Section 101 of the Original Indenture is amended to add new definitions thereto, in the appropriate alphabetical sequence, as follows:



        'Depositary:



             The term 'Depositary' shall mean, unless otherwise specified by the Company pursuant to Section 301 or 311, with respect to Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.'


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          'Global Security:



             The term 'Global Security' shall mean with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and any indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officers' Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.'



          B.  Section  301  of the  Original  Indenture  is    amended   to  (i)
     redesignate paragraph (12) as paragraph (13) and (ii)  add  a new paragraph
     (12) as follows:



          '(12)  if the Securities of the series  shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities in definitive registered form, and the Depositary for such Global Security or Securities; and'



          C. Article  Three  of  the Original Indenture is amended to add a  new
     Section 311, which reads in its entirety as follows:



             SECTION  311. Securities Issuable in the Form of a Global Security.
        (a) If the Company shall establish pursuant to Sections 201 and 301 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with
        Section 303, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officers' Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: 'Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary', or such other legend as may then be required by the Depositary for such Global Security or Securities.



             (b) Notwithstanding any other provision  of this Section 311 or  of
        Section  305 to the contrary, and subject to the provisions of paragraph
        (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 305, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.



             (c) (i) If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company


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        receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Securities.



             (ii) The Company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.



             (iii) If specified by the Company pursuant to Sections 201 and 301 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series shall authenticate and deliver, without service charge, (A) to each person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Security; and (B) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.



             (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct and indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Securities to the Persons in whose names such Securities are so registered.'



          D. The second paragraph of Section 305 of the Original Indenture is amended to add the words 'Subject to Section 311,' before the word 'Upon' in the first sentence of such paragraph.



          E. The third paragraph of Section 305 of the Original Indenture is amended to add the words 'Subject to Section 311,' after the first word 'exchange' in the second sentence of such paragraph.



          F. The following paragraph is added at the end of Section 305 of the Original Indenture:



             'None of the Company, the Trustee, any agent of the Trustee, any paying agent or any Security Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.'


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                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS



     A.   The  Original  Indenture,  as  amended  and  modified  by  this  First
Supplemental Indenture, hereby is in all respects ratified, confirmed and approved.



     B. This First Supplemental Indenture shall be construed in connection with and as part of the Original Indenture.



     C. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



     D. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.



     E. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.



     The Bank of New York hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.



     IN WITNESS WHEREOF, WARNER-LAMBERT COMPANY has caused this First Supplemental Indenture to be duly signed and acknowledged by its Chairman of the Board, President, any Vice President or its Treasurer thereunto duly authorized, and the same to be attested by its Secretary or an Assistant Secretary; and THE BANK OF NEW YORK caused this First Supplemental Indenture to be duly signed and acknowledged by one of its Assistant Treasurers thereunto duly authorized, and the same to be attested by one of its Assistant Treasurers.



                                          WARNER-LAMBERT COMPANY



                                          by /s/ WILLIAM S. WOODSON



                                          Name: William S. Woodson
                                          Title:  Treasurer



Attest:



/s/ RAE G. PALTIEL



Name: Rae G. Paltiel
Title:  Secretary



                                          THE BANK OF NEW YORK



                                          by /s/ NANCY B. GILL



                                          Name: Nancy B. Gill
                                          Title:  Assistant Treasurer



Attest:



/s/ MARIE E. TRIMBOLI



Name: Marie E. Trimboli
Title:  Assistant Treasurer


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